NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER RULE 506 OF REGULATION D PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. _________
US $750,000

                   3% CONVERTIBLE DEBENTURE DUE _______, 200_

         THIS DEBENTURE is one of a duly authorized issue of Debentures of Fusion Networks Holdings, Inc., a Delaware corporation (the "Company"), designated as its 3% Convertible Debentures, due ________, 200__ (the "Debentures"), in an aggregate principal amount of up to US$750,000.

         FOR VALUE RECEIVED, the Company promises to pay to [Name], or its registered assigns (the "Holder"), the principal sum of Seven Hundred Fifty Thousand Dollars (US $750,000), on or prior to [Due Date], 200_ (the "Maturity Date") and to pay interest to the Holder on the principal sum at the rate of three percent (3%) per annum. Interest shall accrue daily commencing on the date twelve (12) months after the Original Issue Date (as defined in Section 1 below) and be payable quarterly on the first day of each _____, ____, ____ and ____ [insert months], commencing ___________, 200__ in the form of cash, common stock of the Company or additional Debentures selected by the Company subject to the provisions of Section 2(b) hereof, until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. If at any time after the Original Issue Date an Event of Default has occurred and is continuing, interest shall accrue at the rate of fifteen percent (15%) per annum from the date of the Event of Default and the applicable cure period through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more successor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture shall arise only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement by and between the Company and the Holder, dated as of December __, 2000, as amended from time to time (the "Purchase Agreement"), executed by the original Holder. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

         This Debenture is subject to the following additional provisions:

                   Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in thePurchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "Adjusted Conversion Price" means the lesser of the Fixed Conversion Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to receive dividends, distributions, rights or warrants as provided for in Sections 4(c)(ii), (iii) and (iv) or on the day on which a quarterly interest payment is due.

                  "Attorney-in-Fact" shall have the same meaning ascribed to it in the Purchase Agreement.

                  "Conversion Date" means the date on which a Notice of Conversion is dated.

                  "Conversion Ratio" means, at any time, a fraction, the numerator of which is the principal amount represented by any Debenture plus accrued but unpaid interest thereon, and the denominator of which is the Conversion Price at such time.

                  "Escrow Agent" shall have the meaning ascribed to it in the Purchase Agreement.

                  "Fixed  Conversion Price" means the lesser of (i) US$0.932 and
(ii) one hundred thirty percent (130%) of the average of the two lowest closing prices for the five Trading Days immediately prior to the date of the Purchase Agreement.

                  "Floating Conversion Price" means eighty-five percent (85%) of the average of the three (3) lowest volume weighted average prices during the thirty (30) Trading Days prior to the applicable Conversion Date.

                  "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debenture by its terms.

                  "Maximum Conversion Shares" means twelve million (12,000,000) shares of Common Stock, as such number is adjusted pursuant to Section 4(c) hereof.

                  "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

                  Section 2.Denominations of Debentures; Interest on Debentures.

                  (a) The Debentures are issuable in denominations of One Thousand Dollars (US$1,000.00) and integral multiples of One Thousand Dollars (US$1,000.00) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiplies of One Thousand Dollars (US$1,000.00). No service charge to the Holder will be made for such registration of transfer or exchange.

                  (b) The Company may elect to make any payment of interest due hereunder in Common Stock or Debentures, provided, that (i) there shall not have occurred or be continuing any Event of Default (as defined in Section 3.I hereof) and (ii) the Registration Statement is effective on the date of payment; in the event that the Company makes so elects, shares of Common Stock shall be valued for such purpose at ninety-five percent (95%) of the closing sale price per share thereof on the Nasdaq National Market System on the Business Day immediately preceding the date of payment.

                  Section 3.        Events of Default and Remedies.

         I. "Event of Default," when used herein, means any one of the following events (whatever the reason and whether any such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration, conversion, or otherwise, and such default shall not have been remedied within ten (10) Business Days after the date on which written notice of such default shall have been given;

                  (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within twenty (20) Business Days after the date on which written notice of such failure or breach shall have been given;

                  (c) the occurrence of any event or breach or default by the Company under the Purchase Agreement or any other Transaction Document and such failure or breach shall not have been remedied within twenty (20) Business Days after the date on which written notice of such failure or breach shall have been given by the Purchaser;

                  (d) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of thirty (30) days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                  (e) the Company shall default in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (f) the Company shall voluntarily have its Common Stock deleted or delisted, as the case may be, from the Nasdaq National Market or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) Trading Days of such deletion or delisting;

                  (g)  notwithstanding  anything  herein  to the  contrary,  the
Company shall fail to deliver to the Escrow Agent share certificates representing the shares of Common Stock to be issued upon conversion of the Debentures within ten (10) Business Days pursuant to written notice by the Escrow Agent to the Company that additional shares of Common Stock are required to be placed in escrow pursuant to Section 4.14 of the Purchase Agreement,
Article 2 of the Escrow Agreement, and/or Section 4(b) of this Debenture;

                  (h) the Company shall issue a press release, or otherwise make publicly known, that it is not honoring a properly executed Holder Notice of Conversions for any reason whatsoever;

                  (i) the Registration Statement which is the subject of the Registration Rights Agreement annexed as Exhibit C to the Purchase Agreement is no longer effective as required under the Registration Rights Agreement and the Company does not cause such Registration Statement to become effective within twenty (20) Business Days of its not being effective;

                  (j) the Company issues or enters into an agreement to issue any equity or equity equivalent security with a floating conversion price substantially similar to the Debentures other than any securities issued at any time or from time to time to the Purchasers or any of their respective Affiliates or assigns including, without limitation, GEM and GEM A, during the period commencing on the date hereof and ending on the first anniversary of the date hereof.

         II. (a) If any Event of Default occurs and continues, beyond any cure period, if any, then the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts due under this Debenture, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment [in full] hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

                  (b) Holder may thereupon proceed to protect and enforce its rights either by suit in equity and/or by action at law or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debentures held by it, and to enforce any other legal or equitable right of such Holder.

                  (c) Except as expressly provided for herein, the Company specifically (i) waives all rights it may have (A) to notice of nonpayment, notice of default, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares of Common Stock and
(B) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any type or description except for cure periods; and (ii) releases Holder, its officers, directors, agents, employees and attorneys from all claims for loss or damage caused by any act or failure to act on the part of Holder, its officers, attorneys, agents, directors and employees except for gross negligence or willful misconduct.

                  (d) As a non-exclusive remedy, upon the occurrence of an Event of Default, the Holder may convert the remaining principal amount of the Debenture and accrued interest thereon at the lesser of the Fixed Conversion Price or the Floating Conversion Price upon giving a notice of conversion to the Company. [Except as otherwise provided herein,] the Company shall not have the right to object to the conversion or the calculation of the applicable Conversion Price, and the Escrow Agent shall release the shares of Common Stock from escrow upon notifying the Company of the conversion.

         III. To effectuate the terms and provision of this Debenture, the Holder may give notice of any default to the Company's attorney-in-fact (the "Attorney-in-Fact") as set forth herein and give a copy of such notice to the Company and its counsel, simultaneously, and request the Attorney-in-Fact to comply with the terms of this Debenture and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement on behalf of the Company.

                  Section 4.        Conversion

                  (a) The unpaid principal amount of this Debenture shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, and subject to the Limitation on Conversion described in Section 4.19 of the Purchase Agreement, at the option of the Holder in whole or in part, at any time, commencing on the Original Issue Date. The resale of such shares of Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to the Registration Rights Agreement. Any conversion under this Section 4(a) shall be for a minimum principal amount of $10,000.00 of Debentures plus the interest accrued and due thereon. The Holder shall effect conversions by surrendering the Debenture to be converted to the Escrow Agent, together with the form of conversion notice attached hereto as Exhibit A (a "Holder Notice of Conversion") in the manner set forth in Section 4(j) hereof. Each Holder Notice of Conversion shall specify the principal amount of Debenture to be converted, and the date on which such conversion is to be effected (the "Holder Conversion Date"). Subject to Section 4 hereof, each Holder Notice of Conversion, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder in the Holder Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within two (2) Business Days of the Holder Conversion Date. In the event that the Escrow Agent holds the Debentures on behalf of the Holder, the Company agrees that in lieu of surrendering the Debenture upon every partial conversion, the Escrow Agent shall give the Company and the Holder written notice of the amount of the Debenture left unconverted. Upon conversion in full of the Debenture or upon the Maturity Date, the Escrow Agent shall return the Debenture to the Company for cancellation.

                  (b) Not later than two (2) Business Days after the Conversion Date, the Escrow Agent shall deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of the Debenture, and once the Debenture so converted in part shall have been surrendered to the Company, the Company shall deliver to the Holder a Debenture in the principal amount of the Debenture not yet converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debenture, until the Debenture is either delivered for conversion to the Escrow Agent or the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debenture has been lost, stolen or destroyed and provides an affidavit of loss and an agreement reasonably acceptable to the Company indemnifying the Company from any loss incurred by it in connection with such loss, theft or destruction. In the case of a conversion pursuant to a Holder Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4(b), the Holder shall be entitled, upon providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event, the Company shall immediately return the Debenture tendered for conversion.

                   The Company agrees that at any time the conversion price of the Debentures is such that the number of shares of Common Stock in escrow (the "Debenture Escrow Shares") is less than 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of the Debentures given the then current conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to the Company by the Purchaser and/or the Escrow Agent, the Company shall issue share certificates in the names of each of the Purchasers in denominations of 10,000 shares and deliver the same to the Escrow Agent, in such number that the new number of Debenture Escrow Shares is equal to 200%of the Full Conversion Shares.

                  (c) (i) The Conversion Price for each Debenture in effect on any Conversion Date shall be the lesser of the Fixed Conversion Price or the Floating Conversion Price. The conversion of the Debentures is subject to the Limitation on Conversion set forth in Section 4.19 of the Purchase Agreement, as set forth below.

                  "In addition to and not in lieu of the limitations on conversion set forth in the Debentures, the conversion and exercise rights of each of the Purchasers set forth in the Debentures and the Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that, unless a Purchaser gives written notice 75 days in advance to the Company of such Purchaser's intention to exceed the Limitation on Conversions as defined herein, with respect to all or a specified amount of the Debentures and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Debentures or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise minus (ii) the number of shares of Common Stock of the Company then owned by any of the Purchasers (including any shares of Common Stock deemed beneficially owned due to ownership of the Debentures and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion by the Company pursuant to Section 4(i) and Section 5 of the Debentures; and, provided further, that if ten (10) Business Days shall have elapsed from the time any Purchaser shall have declared an Event of Default (as that term is defined in the Debenture) and the Company shall not have cured such Event of Default, the provisions of this
                  Section 4.19 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a Notice of Conversion tendered by any of the Purchasers (or its sole designee) under the Debentures, as applicable, and upon its receipt of a notice of exercise under the terms of the Warrants, notify such Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to such Purchaser (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion or exercise requested in such Notice of Exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Debentures or the Warrants, such Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.19 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that such purchaser determines that such conversion or exercise would result in the ownership by such Purchaser of shares of Common Stock in excess of the Limitation on Conversion."

                           (ii)    If the  Company,  at any  time  while  any of
the Debentures is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Fixed Conversion Price as applied in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii)    If, at  any  time while any  Debentures  are
outstanding, the Company issues or sells shares of Common Stock, or options, warrants or other rights to subscribe for or purchase shares of Common Stock (excluding shares of Common Stock issuable upon exercise of options, warrants or conversion rights granted prior to the date hereof) and at a price per share less than the Per Share Market Value of Common Stock at the issue date mentioned below, the Fixed Conversion Price designated in Section 4(c)(i) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such shares, options, warrants or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price designated in Section 4(c)(i) pursuant to this Section 4(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Fixed Conversion Price designated in Section 4(c)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this
Section 4 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iv)      If,  at  any  time  while   Debentures  are
outstanding, the Company distributes to all holders of Common Stock (and not to holders of Debentures) evidences of Company indebtedness or assets, or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(c)(iii) above), then, in each such case, the Conversion Price at which each Debenture shall thereafter be convertible shall be determined by multiplying (A) the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith and the denominator of which shall be the Per Share Market Value of Common Stock on such record date; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majorityof the principal amount of the Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (v)      All calculations  under this Section 4 shall
be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

                           (vi)     In  the event  the Conversion  Price  is not
adjusted  pursuant  to  Section 4(c)(ii),  (iii),  (iv),  or (v), within two (2)
Business Days following the occurrence of an event described therein, the Holder shall have the right to require the Company to redeem the Debentures at 135% of par value and simultaneously pay such amount and all accrued interest and dividends to the Holder pursuant to the written instructions provided by the Holder.

                           (vii)    Whenever  the  Fixed   Conversion  Price  is
adjusted pursuant to Section 4(c)(ii),(iii), (iv) or (v), or this Debenture is redeemed pursuant to Section 4(c)(vi), the Company shall within two (2) days after the determination of the new Fixed Conversion Price mail and fax to the Holder and to each other holder of Debentures, a notice ("Company Notice of Conversion") setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (viii)  In case of any reclassification of the Common
Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the
 Debentures and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the holder of shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 4(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                           (ix)     If:

                                    (A) the Company shall declare a dividend
                                        (or any other  distribution)  on
                                        its Common Stock; or

                                    (B) the Company shall declare a special
                                        non-recurring  cash dividend on or
                                        a redemption of its Common Stock; or

                                    (C) the  Company  shall   authorize  the
                                        grant to all  holders  of the Common
                                        Stock    rights   or   warrants   to
                                        subscribe for or purchase any shares
                                        of capital  stock of any class or of
                                        any rights; or

                                    (D) the approval of any  stockholders of
                                        the Company  shall be required in
                                        connection with any reclassification
                                        of  the  Common  Stock  of the
                                        Company (other than a subdivision or
                                        combination  of the  outstanding
                                        shares  of  Common  Stock),  any
                                        consolidation or merger to which the
                                        Company is a party, any sale or
                                        transfer of all or substantially all
                                        of  the  assets  of  the  Company,
                                        or any  compulsory  share  exchange
                                        whereby the Common Stock is converted
                                        into other  securities,  cash or
                                        property; or

                                    (E) the Company shall  authorize the
                                        voluntary or involuntary dissolution,
                                        liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed and faxed to the Holder and each other holder of Debentures at their last addresses appearing in the Debenture Register at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                           (x)      [In the event that any  adjustment  is  made
pursuant to this Section 4 resulting in an increase in the number of shares of Common Stock into which this Debenture may be converted, the number of shares of Common Stock constituting the Maximum Conversion Shares shall be adjusted pro rata.]

                  (d) If at any time conditions shall arise by reason of action or inaction taken by the Company, which action or inaction, in the opinion of the Board of Directors of the Company, is not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different or distinguishable from the effect generally on rights of holders of any class of the Company's capital stock), the Company shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders, and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4), of the Conversion Price
(including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of
Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which, in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions, would result in an increase of the Conversion Price above the Conversion Price then in effect.

                  (e) The Company covenants and agrees that it shall, at all times, reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4(c) and Section 4(d) hereof) upon the conversion of the aggregate principal amount of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable.

                  (f) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing to the Holder an additional full share of Common Stock.

                  (g) The issuance of a certificate or certificates for shares of Common Stock upon conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Debentures converted into Common Stock shall be canceled upon conversion.

                  (i) On the Maturity Date, the unconverted principal amount of the Debentures and all interest due thereon shall either be paid off in full by the Company or, if payment in full is not received within ten (10) Business Days after the Maturity Date, convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price and the Floating Conversion Price as set forth in Section 4(c)(i).

                  (j) Each Notice of Conversion shall be given by facsimile to the Escrow Agent no later than 4:00 pm New York Time. Upon receipt of such Notice of Conversion, the Escrow Agent shall forward such Notice of Conversion to the Company by facsimile by the end of the Business Day on which such Notice is received by the Escrow Agent, assuming such receipt by 4:00 pm New York Time, and if received by the Escrow Agent thereafter, on the next Business Day, at the facsimile number and address of the Company set forth in Section 10 hereof. Any such Notice or notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile number specified in this Section 4(j) (with printed confirmation of transmission), and if to the Company, with a copy to the Escrow Agent. In the event that the Escrow Agent receives a Notice of Conversion after 4:00 p.m. New York Time on any Business Day or at any time on a day that is not a Business Day, the Conversion Date shall be deemed to be the next following Business Day. In the event that a Notice of Conversion is sent after 4:00 p.m. on any Business Day or at any time on a day that is not a Business Day, notice will be deemed to have been given the next following Business Day.

                  Section 4.A. Compliance with Nasdaq Rule 4350(i). In order to assure the Company's compliance with Nasdaq Rule 4350(i)(1)(D) requiring stockholder approval of any sale, issuance or potential issuance by a Nasdaq listed company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock, the Company and Holder agree as follows:

                  (a) The maximum number of shares which will be issued on conversion of the Debentures and exercise of the Warrants, if any, is 19.999% of the outstanding shares of Common Stock of the Company on the date hereof (the "Share Cap") unless and until the stockholders of the Company shall have approved the issuance of shares of Common Stock in excess of the Share Cap.

                  (b) The Company covenants and agrees to call a special meeting of its stockholders, no later than ten days following the date of the Purchase Agreement, to be held as soon as practicable, but not later than seventy-five
(75) days following the date of the Purchase Agreement for the purpose of approving, and shall recommend approval of, the issuance of shares in excess of the Share Cap on conversion of the Debentures and exercise of the Warrants.

                  (c) If the stockholders shall not have approved issuances in excess of the Share Cap and shares of Common Stock shall have been issued in an amount equal to the Share Cap, the holders of the Debentures shall be entitled to demand redemption, pro rata, of up to all of the remaining unconverted Debentures at the Redemption Price set forth in Section 5(a) hereof.

                  Section 5. Redemption of Debentures If at any time after the Closing Date and prior to the Maturity Date, (i) any Debenture remains outstanding after the Holders shall have received the Maximum Conversion Shares upon conversion of any portion of the Debentures and (ii) no Event of Default shall have occurred that has not been cured, then the Company shall have the option (A) to increase the number of the Maximum Conversion Shares or (B) redeem the remaining Debentures in accordance with the following:

                  (a) The Company may, upon no less that thirty (30) days written notice given to the Holder with a copy to the Escrow Agent (a "Notice of Redemption"), redeem the Debentures at one hundred thirty percent (130%) of the Per Debenture Consideration plus accrued interest (the "Redemption Price").

                  (b) Within five (5) Business Days after giving the Notice of Redemption, the Company shall deposit the Redemption Price by wire transfer to the IOLA account of the Escrow Agent. Upon receipt of the Redemption Price, the Escrow Agent shall release the Redemption Price to the Holder and return the remaining Debentures and Underlying Shares to the Company.

                  (c) In the event that the Company fails to deposit the Redemption Price in the Escrow Agent's IOLA account within the time allocated in section (b) above, then the redemption shall be declared null and void.


                  (d) The number of Maximum Conversion Shares shall be subject to adjustment as provided in Section 4(c) hereof.

                  Section 6. Absolute Payment Obligation; Limitation on Prepayment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed; provided, however, that the Company shall have the right to prepay this Debenture, but solely (a) upon at least three (3) days' prior written notice to the Holder and
(b) by payment of the principal amount then outstanding plus thirty percent (30%) of such amount, plus all interest accrued thereon through the date of prepayment. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures.

                  Section 7. No Rights of Stockholders. Except as otherwise provided herein, this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                  Section 8. Loss, Theft, Mutilation or Destruction. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and, if requested by the Company, an agreement to indemnity the Company in form reasonably acceptable to the Company.

                  Section 9. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any action to enforce the terms of this Debenture, the Purchase Agreement or any other Transaction Document shall be exclusively brought in the state and/or federal courts in the State and County of New York. Service of process in any action by the Holder to enforce the terms of this Debenture may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its address set forth in the Purchase Agreement.

                  Section 10. Notices. Except as otherwise provided in Section 4(j) hereof, all notices or other communications required or permitted to be given hereunder shall be deemed duly given and received if in writing upon facsimile transmission (with written transmission confirmation report) at the number designated below for the Company and at the facsimile number for the Holder set forth in the Company register of Debenture Holders (in each case, if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:        Fusion Networks Holdings, Inc.
                                            8115 NW 29th Street
                                            Miami, FL 33122
                                            Attn:  Gary Goldfarb, President
                                            Tel:  (305) 477-6701
                                            Fax:  (305) 477-6703

                  With copies to:           Vanderkam & Sanders
                                            440 Louisiana, Suite 475
                                            Houston, TX  77002
                                            Attn:  Michael Sanders, Esq.
                                            Tel:  (713) 547-8900
                                            Fax:  (713) 547-8910

                  If to the Holder:         To the address or facsimile number
                                            set forth in the Company's register
                                            of Debenture Holders

                  With copies to:           Kaplan Gottbetter & Levenson, LLP
                                            630 Third Avenue
                                            New York, NY 10017-6705
                                            Attn:  Adam S. Gottbetter, Esq.
                                            Tel:  (212) 983-6900
                                            Fax:  (212) 983-9210

                  If to Escrow Agent:       Kaplan Gottbetter & Levenson, LLP
                                            630 Third Avenue
                                            New York, NY 10017-6705
                                            Attn:  Adam S. Gottbetter, Esq.
                                            Tel:  (212) 983-6900
                                            Fax:  (212) 983-9210

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 10.

                  Section 11. Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  Section 12. Invalidity. If any provision of this Debenture is held to be invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is held to be inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Section 13. Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next following Business Day.

                  Section 14. Transfer; Assignment. This Debenture may not be transferred or assigned, in whole or in part, at any time, except in compliance by the transferor and the transferee with applicable federal and state securities laws.

                  Section 15. Fees of Enforcement. In the event any Party commences legal action to enforce its rights under this Debenture, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                    FUSION NETWORKS HOLDINGS, INC.



Attest: ______________________      By:______________________________
                                            Name:
                                            Title: